[logo - American Funds(r)]

Capital World Bond Fund, Inc.
333 South Hope Street
Los Angeles, California 90071
Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MARK H. DALZELL, President and PEO, and SHARON G. MOSELEY, Treasurer of Capital World Bond Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1)
The Registrant's periodic report on Form N_CSR for the period ended September 30, 2005 (the "Form N_CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL WORLD BOND FUND, INC.	CAPITAL WORLD BOND FUND, INC.

/s/ Mark H. Dalzell	/s/ Sharon G. Moseley
Mark H. Dalzell, President	Sharon G. Moseley, Treasurer

Date: December 8, 2005	Date: December 8, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL WORLD BOND FUND, INC. and will be retained by CAPITAL WORLD BOND FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.